UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2012

BALLY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31558	88-0104066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2012, the Board of Directors of Bally Technologies, Inc. amended and restated the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”) in the form of the Second Amended and Restated Bylaws (“Second A&R Bylaws”), effective [on such date].  The Second A&R Bylaws amended the Bylaws to, among other things:

1.               Provide for majority voting in uncontested elections of directors.  Plurality voting will be retained in all other director elections. In connection with this change, the Board also amended the Company’s Corporate Governance Guidelines to include a director resignation policy, as discussed in greater detail in Item 8.01 below.

2.               Require director nominations submitted pursuant to Rule 14a-8 or any other rule promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to include information with respect to the proposed nominee that is required to apply for and obtain all licenses required of persons who serve as a director of the Company or of the Company generally.  This information was already required to be submitted by a stockholder in connection with director nominations submitted under the Bylaws other than pursuant to Rule 14a-8 or any other rule promulgated under the Exchange Act.

3.               Provide that indemnification of the Company’s employees other than its executive officers is at the Board’s discretion.

4.               To make certain changes with respect to the enlisted executive officers of the Company and the powers thereof to conform to the Company’s current management structure.

The foregoing description of the Second A&R Bylaws is qualified in its entirety by reference to the full text of the Second A&R Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01                                             Other Events.

In connection with the institution of majority voting in certain director elections as described above, the Board also amended the Company’s Corporate Governance Guidelines to include a director resignation policy.  Specifically, in an uncontested election (a director election for which, among other things, the number of director nominees does not exceed the number of directors to be elected), any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Nominating and Corporate Governance Committee (or if a majority of the committee is required to tender their resignations, a committee of independent directors) will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken.  In determining whether to recommend that the Board accept any resignation offer, the committee will be entitled to consider all factors the committee believes to be relevant.  The Board will act on the recommendation within ninety days following certification of the election results.  In deciding whether to accept the resignation offer, the Board will consider the factors considered by the committee and any additional information and factors that the Board believes to be relevant.  If the Board accepts a director’s resignation offer pursuant to this process, the committee will recommend to the Board, and the Board will thereafter determine whether to fill such vacancy or reduce the size of the Board.  Any director who tenders his or her resignation pursuant to this provision will not participate in the proceedings with respect to his or her own resignation offer.

The foregoing description of the Company’s director resignation policy is qualified in its entirety by reference to the full text of such guidelines, a copy of which is available at the Company’s website www.ballytech.com by following links to “Investor Relations” and “Governance.”

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits

3.1           Second Amended and Restated Bylaws of Bally Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated: October 22, 2012